Exhibit 99.1

For additional information, contact:

Joseph Stegmayer
Chairman and CEO
Phone: 602-256-6263
joes@cavco.com

On the Internet:
News Release	www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL FIRST QUARTER RESULTS
Sales $47.5 million; Net income $0.5 million
PHOENIX, August 5, 2010 — Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first quarter of its fiscal year 2011 ended June 30, 2010.
Net sales for the first quarter of fiscal 2011 totaled $47,505,000, up 249% from $13,595,000 for the first quarter of fiscal year 2010. The first quarter 2011 results include the Fleetwood Homes operations which, as previously reported, were acquired during the second quarter of fiscal year 2010.
Net income attributable to Cavco stockholders for the fiscal 2011 first quarter was $518,000 compared to net loss of $1,449,000 reported in the same quarter one year ago. Net income per share based on basic and diluted weighted average shares outstanding was $0.08 versus basic and diluted net loss per share of $0.22 last year.
“We are pleased to report positive earnings for the first quarter of the new fiscal year, however there remain a number of impediments to the company’s achievement of sustained, satisfactory operating results. Incoming order rates are still turbulent, limiting our factories’ opportunities to increase production levels and hampering efficient production planning and execution. Additionally, gross margins continue to be adversely impacted by a product mix favoring smaller, less amenitized homes,” said Joseph Stegmayer, Chairman, President and Chief Executive Officer, while commenting on the quarter.
Mr. Stegmayer continued, “Challenges pertaining to consumer manufactured home lending abound including restrictive underwriting guidelines, irregular appraisal processes, and limited secondary market availability for manufactured home loans. To address these negative forces, we and the industry as a whole continue to work with lenders and regulators on ways to improve the prospects for the borrowing needs of buyers of affordable factory built housing.”
“The second quarter of fiscal year 2011 that we have now begun marks the one-year anniversary of the Fleetwood Homes business combination. We believe the integration of Fleetwood Homes has gone well, and that we are properly positioned to take advantage of opportunities to further improve our operating performance,” Mr. Stegmayer concluded.
Cavco’s senior management will hold a conference call to review these results tomorrow, August 6, 2010, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link, or the web site www.opencompany.info. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, is one of the largest producers of HUD code manufactured homes in the United States, based on reported wholesale shipments of both Cavco and Fleetwood Homes. The Company is also a leading producer of park model homes and vacation cabins in the United States.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; our ability to successfully integrate Fleetwood Homes and any future acquisition or attain the anticipated benefits; the risk that the acquisition of Fleetwood Homes and other future acquisitions may adversely impact our liquidity; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2010 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.
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CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,
	2010	2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$75,635	$74,988
Restricted cash	123	227
Accounts receivable	9,379	9,428
Inventories	15,829	15,751
Prepaid expenses and other current assets	5,766	6,278
Deferred income taxes	6,037	6,240

Total current assets	112,769	112,912

Property, plant and equipment, at cost:
Land	16,194	16,194
Buildings and improvements	20,249	20,345
Machinery and equipment	11,054	10,983

	47,497	47,522
Accumulated depreciation	(10,242)	(9,933)

	37,255	37,589

Inventory finance notes receivable, net	17,335	12,929
Goodwill and other intangibles, net	68,899	68,912

Total assets	$236,258	$232,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,721	$5,375
Accrued liabilities	29,508	26,919

Total current liabilities	35,229	32,294

Deferred income taxes	19,687	19,694

Commitments and contingencies

Cavco Industries, Inc. stockholders’ equity
Preferred Stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common Stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,541,841 and 6,541,684 shares, respectively	65	65
Additional paid-in capital	127,290	127,152
Retained earnings	19,077	18,559

Total Cavco Industries, Inc. stockholders’ equity	146,432	145,776

Noncontrolling interest	34,910	34,578

Total equity	181,342	180,354

Total liabilities and stockholders’ equity	$236,258	$232,342

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CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009

Net sales	$47,505	$13,595
Cost of sales	41,064	13,501

Gross profit	6,441	94
Selling, general and administrative expenses	5,236	2,469

Income (loss) from operations	1,205	(2,375)
Interest income	180	27

Income (loss) before income taxes	1,385	(2,348)
Income tax (expense) benefit	(535)	899

Net income (loss)	850	(1,449)
Less: net income attributable to noncontrolling interest	332	—

Net income (loss) attributable to Cavco Industries, Inc. common stockholders	$518	$(1,449)

Net income (loss) per share attributable to Cavco Industries, Inc. common stockholders:
Basic	$0.08	$(0.22)

Diluted	$0.08	$(0.22)

Weighted average shares outstanding:
Basic	6,541,739	6,506,898

Diluted	6,753,265	6,506,898

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CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA — CONTINUING OPERATIONS
(Dollars in thousands, except average sales price amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009

Net sales
Manufacturing	$46,019	$12,966
Retail	2,870	2,017
Less: Intercompany	(1,384)	(1,388)

Net sales	$47,505	$13,595

Floors sold — manufacturing	2,049	512

Average sales price per floor — manufacturing	$22,459	$25,324

Homes sold — manufacturing	1,313	378

Average sales price per home — manufacturing	$35,049	$34,302

Homes sold — retail	30	33

Capital expenditures	$239	$10

Depreciation	$325	$284

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